Exhibit 24
Limited Power of Attorney for Section 16 Reporting Obligations
The undersigned hereby constitutes and appoints Janet Bawcom, James Williamson, George B. Hanna and R. Wayne Jackson as the undersigned's true and lawful attorneys-in-fact to:
(1)	execute for and on behalf of the undersigned reports on Forms 3, 4 and 5 relating to SecureWorks Corp. in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such report on Form 3, 4, or 5 and the timely filing of such form with the Securities and Exchange Commission and any other authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by SecureWorks Corp., unless earlier revoked by the undersigned by delivering a signed, original "Revocation of Power of Attorney" to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of December, 2017.

/s/ Teri L. Miller
Name: Teri L. Miller